Exhibit 99.1

The First Bancorp Releases First Quarter Operating Results

DAMARISCOTTA, ME, April 17 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the three months ended March 31, 2013. Net income was $2.9 million, down $57,000 or 2.0% from the first quarter of 2012, and earnings per common share on a fully diluted basis were $0.27, down $0.01 or 3.6% from the first quarter of 2012.
“The first quarter of 2013 was a very busy time for The First Bancorp,” observed Daniel R. Daigneault, the Company’s President & Chief Executive Officer. “On February 25, we opened our sixteenth branch at 145 Exchange Street in Bangor in the building we purchased in the fourth quarter of 2012. This is an excellent location in the downtown business district, and we are excited by the opportunity to expand our franchise in this growing market.
“We have staffed the branch with a team of experienced banking professionals from the Bangor market,” President Daigneault continued. “I am happy to report that in the short period we have been open, business development results are already ahead of our projections. I am very pleased with our first quarter operating results, especially given the increased operating costs due to the opening of the de novo Bangor office, as well as from the Union Street Branch in Rockland that we also acquired in the fourth quarter of 2012. These are two important investments for the Company that fit well with our strategic objective to increase long-term shareholder value.
“Our other major initiative in the first quarter involved steps to repurchase the remaining preferred stock issued to the U.S. Treasury in 2009 under the Capital Purchase Program,” President Daigneault continued. “We repurchased the first half of the original $25.0 million investment in the third quarter of 2011, and on March 27, 2013, we repurchased an additional $2.5 million with funds from the Company’s operating account. On March 28, 2013, we consummated a fully underwritten offering for 760, 771 shares of the Company’s common stock, and the proceeds will be used to repurchase the remaining $10.0 million of preferred stock. This is subject to receiving approval from the Federal Reserve Bank of Boston, the Company’s principal regulator, and we expect this will be completed during the second quarter of 2013.

“Our balance sheet was virtually unchanged in the first quarter of 2013, with total assets up $1.8 million or 0.1%,” President Daigneault noted. “The investment portfolio increased $1.7 million or 0.4% and ended the quarter at $451.1 million. The loan portfolio decreased $5.8 million or 0.7%, with a number of borrowers refinancing their residential mortgage to take advantage of record low interest rates. On the funding side, while low-cost deposits were down $12.4 million or 3.3% from December 31, 2012, year over year low-cost deposits were up $51.1 million or 16.5%. The drop in the first quarter is consistent with the seasonal outflow we see at this time of year.
“Like most banks in the country, margin compression continued in the first quarter with the unprecedented low interest rate environment in its fifth year,” President Daigneault said. “The Federal Open Market Committee’s quantitative easing has been effective in reducing mid- and longer-term rates while short-term rates have remained near zero. As a result, net interest income was down $643,000 in the first quarter of 2013 compared to the same period in 2012. Fortunately, this decline in net interest income was offset by a $600,000 lower provision for loan losses for the first quarter of 2013 compared to the first quarter of 2012. At the same time, a $1.1 million increase in non-interest income for the same period, led by origination income from the sale of refinanced mortgage loans into the secondary market, almost fully offset the $1.2 million increase in operating expenses.
“The lower provision for loan losses for the first quarter of 2013 compared to the first quarter of 2012 is attributable to the improving trend in credit quality seen over the past several quarters,” President Daigneault commented. “Net loan chargeoffs for the first quarter of 2013 were $1.3 million or 0.60% of average loans on an annualized basis compared to $2.1 million or 0.99% of average loans on an annualized basis for the first quarter of 2012. Non-performing assets stood at 2.00% of total assets as of March 31, 2013, well below 2.32% of total assets at December 31, 2011 and just below 2.01% a year ago. The allowance for loan losses stood at 1.47% of total loans as of March 31, 2013, compared to 1.44% at December 31, 2012 and 1.49% a year ago.”
“We remain very well capitalized,” observed the Company’s Chief Financial Officer, F. Stephen Ward, “with a leverage capital ratio for the Bank of 8.32%, and tier one and tier two risk-based capital ratios of 14.52% and 15.78% as of March 31, 2013. These are all well above the FDIC’s well-capitalized requirements. Our core operating ratios remain healthy, with a return on average assets of 0.82% and a return on average tangible common equity of 9.45% for the first quarter of 2013. These compare to a return on average assets of 0.84% and a return on average tangible common equity of 9.68% for the first quarter of 2012. Our efficiency ratio remains a critical component in our overall performance and while up to 56.63% for the first quarter of 2013 due to the previously noted increase in operating costs, it remains well below our UBPR peer group average of 66.39% as of December 31, 2012.
“Our shareholders saw The First Bancorp’s stock increase 9.35% or $1.54 per share in the first quarter,” said Mr. Ward, “and when the quarterly dividend of $0.195 per share is added, our total return with dividends reinvested was 10.58%. For the same period, the Russell 2000 and Nasdaq Bank Indices (which we are included in), had total returns with dividends reinvested of 12.39% and 11.70%, respectively. The broad market, as measured by the S&P 500 index, had a total return with dividends reinvested of 10.61%. We also feel the price of our shares has held up exceptionally well after the common stock offering was announced in late March.
“Strong capital ratios and good earnings enable us to maintain the dividend at $0.195 per share per quarter or $0.78 per share per year,” Mr. Ward observed. “We recognize that our generous dividend is an important factor for many in their decision to invest in our stock, and we paid out 72.2% of earnings in the first quarter compared to 69.6% in the first quarter of 2012. Our dividend yield was 4.33% at March 31, 2013, based on the closing price of $18.01 per share.”
“We are very pleased with the first quarter of 2013 and see many positives,” President Daigneault concluded. “While net income was down slightly from the first quarter of 2012, we feel our operating results are very good given the increased operating expenses for Union Street in Rockland and Bangor. These are important investments for the future, and we look forward to the new opportunities that Bangor and Rockland will provide. Repurchasing $2.5 million in preferred stock was another important event, and the $11.5 million common stock offering was the best alternative to enable the Company to repurchase the remaining $10.0 million of preferred stock.”
The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank with 16 offices in Lincoln, Knox, Hancock, Washington and Penobscot Counties. The Bank provides a full range of consumer and commercial banking products and services to mid-coast and eastern Maine. First

Advisors, a division of The First, provides investment advisory, private banking and trust services from four offices in Lincoln, Hancock and Penobscot Counties.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars	3/31/2013	12/31/2012	3/31/2012
Assets
Cash and due from banks	$16,523	$14,958	$12,123
Interest-bearing deposits in other banks	5,941	1,638	1,532
Securities available for sale	286,369	291,614	317,111
Securities to be held to maturity	150,791	143,320	137,606
Restricted equity securities, at cost	13,912	14,448	14,823
Loans held for sale	244	1,035	184
Loans	863,477	869,284	870,892
Less allowance for loan losses	12,720	12,500	12,954
Net loans	850,757	856,784	857,938
Accrued interest receivable	5,709	4,912	5,690
Premises and equipment	22,867	22,988	18,722
Other real estate owned	7,387	7,593	4,214
Goodwill	29,805	29,805	27,684
Other assets	26,482	25,904	26,165
Total assets	$1,416,787	$1,414,999	$1,423,792
Liabilities
Demand deposits	$81,467	$90,252	$69,520
NOW deposits	137,356	147,309	120,844
Money market deposits	88,344	80,983	75,752
Savings deposits	141,541	135,250	118,946
Certificates of deposit	198,402	199,265	248,582
Certificates $100,000 to $250,000	293,049	277,571	349,643
Certificates $250,000 and over	35,702	28,220	32,548
Total deposits	975,861	958,850	1,015,835
Borrowed funds	261,185	282,905	240,151
Other liabilities	16,070	16,921	16,213
Total Liabilities	1,253,116	1,258,676	1,272,199
Shareholders' equity
Preferred stock	9,926	12,402	12,328
Common stock	106	98	98
Additional paid-in capital	57,985	46,314	46,011
Retained earnings	90,299	89,692	86,150
Net unrealized gain on securities available-for-sale	5,474	7,940	7,088
Net unrealized loss on postretirement benefit costs	(119)	(123)	(82)
Total shareholders' equity	163,671	156,323	151,593
Total liabilities & shareholders' equity	$1,416,787	$1,414,999	$1,423,792
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,653,799	9,859,914	9,839,760
Book value per common share	$14.43	$14.60	$14.15
Tangible book value per common share	$11.55	$11.47	$11.34

The First Bancorp
Consolidated Statements of Income and Comprehensive Income (Unaudited)

	For the three months ended
In thousands of dollars, except per share data	3/31/2013	3/31/2012
Interest income
Interest and fees on loans	$8,792	$9,392
Interest on deposits with other banks	2	-
Interest and dividends on investments	3,471	3,714
Total interest income	12,265	13,106
Interest expense
Interest on deposits	1,987	2,193
Interest on borrowed funds	1,115	1,107
Total interest expense	3,102	3,300
Net interest income	9,163	9,806
Provision for loan losses	1,500	2,100
Net interest income after provision for loan losses	7,663	7,706
Non-interest income
Investment management and fiduciary income	449	396
Service charges on deposit accounts	648	638
Net securities gains	299	523
Mortgage origination and servicing income	896	(156)
Other operating income	996	767
Total non-interest income	3,288	2,168
Non-interest expense
Salaries and employee benefits	3,474	3,084
Occupancy expense	547	414
Furniture and equipment expense	622	573
FDIC insurance premiums	290	301
Amortization of identified intangibles	82	71
Other operating expense	2,374	1,735
Total non-interest expense	7,389	6,178
Income before income taxes	3,562	3,696
Applicable income taxes	706	783
Net Income	$2,856	$2,913
Basic earnings per share	$0.27	$0.28
Diluted earnings per share	$0.27	$0.28

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the three months ended
except for per share amounts	3/31/2013	3/31/2012
Summary of Operations
Interest Income	$12,265	$13,106
Interest Expense	3,102	3,300
Net Interest Income	9,163	9,806
Provision for Loan Losses	1,500	2,100
Non-Interest Income	3,288	2,168
Non-Interest Expense	7,389	6,178
Net Income	2,856	2,913
Per Common Share Data
Basic Earnings per Share	$0.27	$0.28
Diluted Earnings per Share	0.27	0.28
Cash Dividends Declared	0.195	0.195
Book Value per Common Share	14.43	14.15
Tangible Book Value per Common Share	11.55	11.34
Market Value	18.01	14.83
Financial Ratios
Return on Average Equity (a)	7.96%	8.30%
Return on Average Tangible Common Equity (a)	9.45%	9.68%
Return on Average Assets (a)	0.82%	0.84%
Average Equity to Average Assets	11.13%	10.95%
Average Tangible Equity to Average Assets	8.96%	8.98%
Net Interest Margin Tax-Equivalent (a)	3.06%	3.22%
Dividend Payout Ratio	72.22%	69.64%
Allowance for Loan Losses/Total Loans	1.47%	1.49%
Non-Performing Loans to Total Loans	2.42%	2.81%
Non-Performing Assets to Total Assets	2.00%	2.01%
Efficiency Ratio	56.63%	50.40%
At Period End
Total Assets	$1,416,787	$1,423,792
Total Loans	863,477	870,892
Total Investment Securities	451,072	469,540
Total Deposits	975,861	1,015,835
Total Shareholders’ Equity	163,671	151,593
(a) Annualized using a 365-day basis in 2013 and 366-day basis in 2012

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company’s results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution’s net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company’s consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2013 and 2012.

	For the three months ended
In thousands of dollars	3/31/2013	3/31/2012
Net interest income as presented	$9,163	$9,806
Effect of tax-exempt income	851	763
Net interest income, tax equivalent	$10,014	$10,569
The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation of between the GAAP and non-GAAP efficiency ratio:

	For the three months ended
In thousands of dollars	3/31/2013	3/31/2012
Non-interest expense, as presented	$7,389	$6,178
Net securities losses	-	-
Adjusted non-interest expense	7,389	6,178
Net interest income, as presented	9,163	9,806
Effect of tax-exempt income	851	763
Non-interest income, as presented	3,288	2,168
Effect of non-interest tax-exempt income	44	43
Net securities gains	(299)	(523)
Adjusted net interest income plus non-interest income	$13,047	$12,257
Non-GAAP efficiency ratio	56.63%	50.40%
GAAP efficiency ratio	59.34%	51.60%

The Company presents certain information based upon average tangible common equity instead of total average shareholders’ equity. The difference between these two measures is the Company’s preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the three months ended
In thousands of dollars	3/31/2013	3/31/2012
Average shareholders’ equity as presented	$157,844	$153,544
Less preferred stock	(12,263)	(12,304)
Less intangible assets	(30,787)	(28,522)
Tangible average shareholders' equity	$114,794	$112,718

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp’s Treasurer & Chief Financial Officer, at 207.563.3272.